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EXHIBIT 10.1

        Effective October 31, 2002, each of the Registrant's directors and executive officers entered into a Power of Attorney and Indemnification Agreement in the form attached hereto with the Registrant and M. Keith Waddell, Steven Karel and Evelyn Crane-Oliver. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

POWER OF ATTORNEY AND INDEMNIFICATION AGREEMENT

        This Power of Attorney and Indemnification Agreement is entered into as of            , 2002, by and among Robert Half International Inc. (the "Company"),                        ("Reporting Person") and M. Keith Waddell, Steven Karel, and Evelyn Crane-Oliver (each an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact").

        WHEREAS, the Company's Common Stock is listed for trading on the New York Stock Exchange, and the Company is subject to the Securities Exchange Act of 1934, as amended (the "1934 Act").

        WHEREAS, Reporting Person serves as a director or executive officer of the Company.

        WHEREAS, Section 16 of the 1934 Act ("Section 16") and the rules and regulations adopted by the SEC thereunder require Reporting Person to file reports with respect to changes in Reporting Person's ownership of the Company's securities, including, but not limited to reports on Form 4.

        WHEREAS, a report on Form 4 is required to be filed by Reporting Person within two days of certain changes in Reporting Person's ownership of the Company's securities.

        WHEREAS, it will, on occasion, be difficult for Reporting Person to prepare and file the Form 4 within the required two day filing period.

        WHEREAS, the Company and Reporting Person would each suffer detriment if Reporting Person were to not file a Section 16 report on time.

        WHEREAS, each of the Attorneys-in-Fact serves as an officer or employee of the Company.

        WHEREAS, the rules and regulations of the SEC permit Reporting Person to grant a power of attorney to one or more individuals with respect to the execution of reports required by Section 16.

        WHEREAS, the Company and Reporting Person deem it advisable and in their respective best interests for arrangements to be made whereby each of the Attorneys-in-Fact would be granted a power of attorney to execute and file Section 16 reports on behalf of Reporting Person

        WHEREAS, each of the Attorneys-in-Fact is willing to accept such appointment on the terms and conditions stated herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1.    Reporting Person hereby constitutes and appoints each of the Attorneys-in-Fact as his true and lawful attorney-in-fact, to have full power to act in Reporting Person's name, place and stead and on his behalf to do and execute all or any of the following acts, deeds and things:

  a.    To execute and file for and on behalf of Reporting Person reports or other filings under Section 16 and the rules thereunder with respect to securities of the Company, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto.

  b.    To do and perform any and all acts for and on behalf of Reporting Person which such Attorney-in-Fact (in his sole discretion) determines may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the SEC and any stock exchange or similar authority.

  c.    To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by Reporting Person, it being understood that the documents executed by such Attorney-in-Fact on behalf of Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.

2.    Reporting Person hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Reporting Person acknowledges that the Attorneys-in-Fact, in serving in such capacity at his request, are not assuming, nor is the Company assuming, any of his responsibilities to comply with Section 16 and the rules thereunder.

3.    Each Attorney-in-Fact shall have no liability or obligation to the Company or Reporting Person with respect to the powers granted herein except for and to the extent of such Attorney-in-Fact's intentional misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

4.    Reporting Person and the Company, jointly and severally, hereby agree to protect, defend, indemnify and hold harmless each such Attorney-in-Fact (and his respective heirs, executors, legal representatives, successors and assigns) from and against the entirety of any and all losses, claims, causes of action, damages, penalties, fines, costs, amounts paid in settlement, liabilities and expenses, including reasonable attorneys' fees and expenses, (collectively, "Losses") relating to or arising out of the exercise of this power of attorney by such Attorney-in-Fact, and will reimburse each Attorney-in-Fact and any other party entitled to indemnification hereunder for all Losses as they are incurred by such Attorney-in-Fact or such other indemnified party in connection with any pending or threatened claim, action, suit, proceeding or investigation with which the Attorney-in-Fact or such other indemnified party is or is threatened to be made a party. Notwithstanding the foregoing, Reporting Person and the Company shall have no obligations to an Attorney-in-Fact pursuant to the foregoing sentence if there has been a final determination by a court of competent jurisdiction that the Losses have resulted solely from the intentional misconduct of such Attorney-in-Fact.

4.    The powers granted pursuant to Section 1 and 2 hereof ("Power of Attorney") shall remain in full force and effect with respect to each Attorney-in-Fact until the earliest to occur of (a) revocation in writing by Reporting Person, (b) resignation in writing by such Attorney-In-Fact, (c) Reporting Person being no longer subject to Section 16 with respect to the Company's securities and (d) such Attorney-in-Fact ceasing to be an employee of the Company. Notwithstanding the termination of the Power of Attorney with respect to one or more Attorneys-in-Fact, the Power of Attorney shall remain in full force and effect with respect to the remaining Attorneys-in-Fact.

5.    The covenants and obligations contained in Sections 3 and 4 hereof shall remain in full force and effect notwithstanding any termination of this agreement or the Power of Attorney.

6.    The provisions of this agreement shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof; provided that if any provision of this agreement is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this agreement such that it is enforceable, and/or to delete specific words or phrases, and it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

        IN WITNESS WHEREOF, the parties hereto have executed this Power of Attorney and Indemnification Agreement as of the date first written above.

Robert Half International Inc.
By	Harold M. Messmer, Jr. Chairman, President and Chief Executive Officer
[Reporting Person]
M. Keith Waddell
Steven Karel
Evelyn Crane-Oliver

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  EXHIBIT 10.1
POWER OF ATTORNEY AND INDEMNIFICATION AGREEMENT